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Exhibit 1.1

9,582,018 Shares

Pioneer Drilling Company

Common Stock, $0.10 Per Share Par Value

UNDERWRITING AGREEMENT

August 5, 2004

JEFFERIES & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES
JOHNSON RICE & COMPANY L.L.C.
STERNE, AGEE & LEACH, INC.
BREAN MURRAY & CO., INC.
PRITCHARD CAPITAL PARTNERS, LLC
STIFEL, NICOLAUS & COMPANY, INCORPORATED
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

        Pioneer Drilling Company, a Texas corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 4,000,000 shares of its common stock, par value $0.10 per share ("Common Stock"); and the shareholders of the Company named in Schedule B (collectively, the "Selling Shareholders") severally propose to sell to the Underwriters an aggregate of 5,582,018 shares of Common Stock. The 4,000,000 shares of Common Stock to be sold by the Company and the 5,582,018 shares of Common Stock to be sold by the Selling Shareholders are collectively called the "Firm Shares." In addition, the Company has granted to the Underwriters an option to purchase up to an additional 600,000 shares of Common Stock and one of the Selling Shareholders, WEDGE Energy Services, L.L.C. ("WEDGE"), has granted to the Underwriters an option to purchase up to an additional 837,302 shares of Common Stock, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name in Schedule B, all as provided in Section 2. The additional 600,000 shares of Common Stock to be sold by the Company and the additional 837,302 shares of Common Stock to be sold by WEDGE pursuant to such option are collectively called the "Optional Shares." The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the "Offered Shares." Jefferies & Company, Inc. ("Jefferies") has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Offered Shares.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Reg. No. 333-117279), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, is called the "Prospectus". All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(A)(k) of this Agreement.

        The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

        Section 1.    Representations and Warranties.

        A.    Representations and Warranties of the Company.    The Company hereby represents, warrants and covenants to each Underwriter as follows:

        (a)    Compliance with Registration Requirements.    The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. When used herein, the term "knowledge of the Company" or similar terms, means the actual knowledge of Wm. Stacy Locke, William D. Hibbetts, Franklin C. West, Donald G. Lacombe and Michael E. Little.

        Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and did not and will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and as of the First Closing Date and the Option Closing Date (if applicable), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

        (b)    Offering Materials Furnished to Underwriters.    The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

        (c)    Distribution of Offering Material By the Company.    The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters' distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus, the Registration Statement or other materials, if any, permitted by the Securities Act.

        (d)    The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (e)    Authorization of the Offered Shares.    The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

        (f)    No Applicable Registration or Other Similar Rights.    There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Offered Shares included in the Registration Statement and such rights as have been duly waived in writing.

        (g)    No Material Adverse Effect.    Except as otherwise disclosed in the Prospectus, subsequent to March 31, 2004: (i) there has been no material adverse change, event or any development that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such effect is called a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

        (h)    Independent Accountants.    KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the "Exchange Act"), and (ii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the "PCAOB") whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

        (i)    Preparation of the Financial Statements.    The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated therein and the results of their operations and cash flows for the periods specified therein. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary—Summary Financial Data," "Selected Financial Data", "Supplementary Financial Information" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus.

        (j)    Company's Accounting System.    The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (k)    Incorporation and Good Standing of the Company and its Subsidiaries.    Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in the State of Texas and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the issued and outstanding shares of capital stock or other equity or ownership interest of any subsidiary of the Company were issued in violation of preemptive or other similar rights of any security holder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement. Each of South Texas Drilling Company, a Texas Corporation, South Texas Offshore Drilling Company, a Texas corporation, and ST/1200, Inc., a Texas corporation, are wholly owned subsidiaries of the Company (each an "Inactive Subsidiary"). Each Inactive Subsidiary does not carry on any business, does not conduct any operations and has no material assets. The Company does not own, lease or license any material asset or property or conduct any material business outside of the United States of America.

        (l)    Capitalization and Other Capital Stock Matters.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to the conversion of the Company's outstanding 6.75% convertible subordinated debentures, the Company's employee benefit plans described or referred to in the Prospectus or upon exercise of outstanding options or warrants described in and existing on the date of the Prospectus). The shares of Common Stock (including the Offered Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus or such rights as have been duly waived in writing. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

        (m)    Stock Exchange Listing.    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.

        (n)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company's execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Offered Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except in the case of (ii) and (iii) above, where such conflict, breach, Default, Debt Repayment Triggering Event, lien, charge, encumbrance, consent or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries; provided, however, that the term "Debt Repayment Triggering Event" does not include an event or condition which requires the Company to issue shares of Common Stock in connection with the conversion of its 6.75%

convertible subordinated debentures in accordance with the terms of the Irrevocable Conversion Notices and Agreements, dated July 9, 2004, between the Company and each of WEDGE and William H. White.

        (o)    No Material Actions or Proceedings.    Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, and (A) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of the Offered Shares. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

        (p)    Intellectual Property Rights.    The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted, except for such failures to own such Intellectual Property Rights as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others, except for any such infringements or conflicts as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not a party to or bound by any material options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons, except for any such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (q)    All Necessary Permits, etc.    (i) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such valid and current certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

        (r)    Title to Properties.    The Company and each of its subsidiaries has good and indefeasible title with respect to all real property and good and valid title to all properties and other assets (other than real property) reflected as owned in the financial statements referred to in Section 1(A) (i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as (i) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as (i) are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (s)    Tax Law Compliance.    Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (A) (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.

        (t)    Company Not an "Investment Company".    The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company and each of its subsidiaries is not, and after receipt of payment for the Offered Shares will not be, an "investment company" within the meaning of Investment Company Act and is not, and after receipt of payment of the Offered Shares will not be, an entity "controlled" by and "investment company" within the meaning of the Investment Company Act.

        (u)    Insurance.    Each of the Company and its subsidiaries are insured by insurers of recognized responsibility with policies in such amounts and with such deductibles and covering such risks as management of the Company deems adequate. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

        (v)    No Price Stabilization or Manipulation; Compliance with Regulation M.    The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other "reference security" (as defined in Rule 100 of Regulation M under the 1934 Act ("Regulation M")) with respect to the Common Stock whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

        (w)    Related Party Transactions.    There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

        (x)    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting.    The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company's most recently filed annual or quarterly report which precedes the date of the Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the

Company's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

        (y)    Compliance with Environmental Laws.    Except as described in the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

        (z)    ERISA Compliance.    The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance with ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (aa)    Brokers.    Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

        (bb)    No Outstanding Loans or Other Extensions of Credit.    Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

        (cc)    Compliance with Laws.    The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

        B.    Representations and Warranties of the Selling Shareholders.    Each Selling Shareholder severally represents, warrants and covenants to each Underwriter as follows:

        (a)    The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (b)    The Power of Attorney.    In the case of each of William H. Little and Michael E. Little, the Power of Attorney appointing certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (c)    Title to Offered Shares to be Sold.    Such Selling Shareholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder; provided that William H. White, one of the Selling Shareholders, will only have good and valid title to the Offered Shares which he is offering upon the conversion of the $1 million in aggregate principal amount of the Company's 6.75% convertible subordinated debentures which he holds and which conversion will occur prior to the First Closing Date.

        (d)    Delivery of the Offered Shares to be Sold.    Delivery of the Offered Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

        (e)    Non-Contravention; No Further Authorizations or Approvals Required.    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney (if applicable) will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

        (f)    No Registration, Pre-emptive, Co-Sale or Other Similar Rights.    Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof or as have been described in the Registration Statement and Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those disclosed in the Registration Statement and the Prospectus.

        (g)    No Further Consents, etc.    Except for such consents, approvals and waivers which have been obtained by such Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

        (h)    Disclosure Made by Such Selling Shareholder in the Prospectus.    All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the caption "Selling Shareholders" (both prior to and after giving effect to the sale of the Offered Shares).

        (i)    No Price Stabilization or Manipulation; Compliance with Regulation    . Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

        (j)    No Transfer Taxes or Other Fees.    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholders of the Offered Shares.

        (k)    Distribution of Offering Materials by the Selling Shareholders.    The Selling Shareholders have not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters' distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus or the Registration Statement or other materials, if any, permitted by the Securities Act.

        (l)    Confirmation of Company Representations and Warranties.    Such Selling Stockholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and is not prompted to sell any of the Offered Shares by any material information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

        Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

        Section 2.    Purchase, Sale and Delivery of the Offered Shares.

        (a)    The Firm Shares.    Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 4,000,000 Firm Shares and (ii) the Selling Shareholders agree to sell to the several Underwriters an aggregate of 5,582,018 Firm Shares, with each Selling Shareholder selling the number of Firm Shares set forth opposite such Selling Shareholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective number of Firm Shares set forth opposite its name on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Shareholders shall be $6.555 per share.

        (b)    The First Closing Date.    Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Baker Botts, L.L.P., 910 Louisiana, Houston, Texas (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. Houston time, on August 11, 2004, or such other time and date not later than 12:30 p.m. Houston time, on August 25, 2004 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include any determination by the Company, the Selling Shareholders or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10. Upon the written request of Chesapeake Energy Corporation ("Chesapeake"), the Underwriters agree to allocate a percentage (or such lesser amount as may be requested by Chesapeake) of the Firm Shares to be sold by the Company equal to the percentage of the outstanding Common Stock held by the Chesapeake (assuming the conversion of all outstanding convertible preferred stock or debt) on the First Closing Date (the

"Chesapeake Firm Shares"), to the account of Chesapeake in accordance with Chesapeake's election to exercise the preemptive rights which it holds in connection with the Company's offering of those shares.

        (c)    The Optional Shares; Option Closing Date.    In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and WEDGE hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,437,302 Optional Shares from the Company and WEDGE at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company and WEDGE, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which such Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an "Option Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Company and WEDGE agree, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares which (in the case of the Company) is set forth in the first paragraph of this Agreement or (in the case of WEDGE) is set forth in Schedule B opposite the name of WEDGE bears to the total number of Optional Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and WEDGE. Upon the written request of Chesapeake Energy Corporation ("Chesapeake"), the Underwriters agree to allocate a percentage (or such lesser amount as may be requested by Chesapeake) of the Optional Shares to be sold by the Company equal to the percentage of the outstanding Common Stock held by the Chesapeake (assuming the conversion of all outstanding convertible preferred stock or debt) on the First Closing Date (and, if applicable, at each Option Closing Date) (the "Chesapeake Optional Shares"), to the account of Chesapeake in accordance with Chesapeake's election to exercise the preemptive rights which it holds in connection with the Company's offering of those shares.

        (d)    Public Offering of the Offered Shares.    The Representative hereby advises the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

        (e)    Payment for the Offered Shares.    Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by each Selling Shareholder shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of such Selling Shareholder.

        It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        Each Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder's obligations hereunder.

        (f)    Delivery of the Offered Shares.    The Company and the Selling Shareholders, through the facilities of the Depository Trust Company ("DTC"), shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters a securities entitlement with respect to the Firm Shares to be sold by them at the First Closing Date, in each case against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and WEDGE, through the facilities of DTC, shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, a securities entitlement with respect to the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, in each case against the receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), (i) each Selling Shareholder shall deliver to the transfer agent and registrar of the Common Stock (the "Transfer Agent") any certificates evidencing shares of Common Stock (to the extent that the Transfer Agent requires delivery of such certificates) necessary to cause the Transfer Agent to arrange for the delivery of the Offered Shares in accordance with the provisions of this Section 2(f) and authorize and instruct the Transfer Agent to cancel any such certificates and (ii) each of the Company and each Selling Shareholder shall authorize the Transfer Agent to arrange for the delivery of the Offered Shares in accordance with the provisions of this Section 2(f). The Offered Shares shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Upon delivery, the Offered Shares shall be registered in the name of Cede & Co., as nominee for DTC. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        (g)    Delivery of Prospectus to the Underwriters.    Not later than 12:00 p.m. on the second business day following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

        (h)    Repayment of Commissions.

            (i)  If Chesapeake elects to purchase some or all of the Chesapeake Firm Shares in accordance with its election to exercise the preemptive rights which it holds in connection with the Company's offering of the Firm Shares, the Underwriters shall pay, as soon as is reasonably practicable after the First Closing Date, to the Company an amount equal to the number of Chesapeake Firm Shares purchased by Chesapeake in accordance with its election to exercise the preemptive rights which it holds in connection with the Company's offering of the Firm Shares, multiplied by the amount obtained by subtracting the purchase price per Firm Share to be paid by the several Underwriters to the Company set forth in Section 2(a) herein from the public offering price set forth on the outside front cover page of the Prospectus.

           (ii)  If Chesapeake elects to purchase some or all of the Chesapeake Optional Shares in accordance with its election to exercise the preemptive rights which it holds in connection with the Company's offering of the Optional Shares, the Underwriters shall pay, as soon as is reasonably practicable after the applicable First Closing Date or Option Closing Date, to the Company an amount equal to the number of Chesapeake Optional Shares purchased by Chesapeake in accordance with its election to exercise the preemptive rights which it holds in connection with the Company's offering of the Optional Shares, multiplied by the amount obtained by subtracting the purchase price per Optional Share to be paid by the several Underwriters to the Company set forth in Section 2(c) herein from the public offering price set forth on the outside front cover page of the Prospectus.

        Section 3.    Additional Covenants.

        A.    Covenants of the Company.    The Company further covenants and agrees with each Underwriter as follows:

        (a)    Representative's Review of Proposed Amendments and Supplements.    During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representative's consent (which shall not be unreasonably withheld or delayed).

        (b)    Securities Act Compliance.    After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement or the Prospectus or any amendment or supplement thereto, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus relating to the offering of the Offered Shares contemplated hereby or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus used in connection with the offering of the Offered Shares contemplated hereby or the Prospectus. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible date. During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing of any proceedings to remove, suspend or terminate from listing or quotation the shares of Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. Additionally, the Company agrees that, during the Prospectus Delivery Period, it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

        (c)    Amendments and Supplements to the Prospectus and Other Securities Act Matters.    If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative's consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company's obligations under this Section 3(A)(c).

        (d)    Copies of any Amendments and Supplements to the Prospectus.    The Company agrees to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may reasonably request.

        (e)    Blue Sky Compliance.    The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

        (f)    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

        (g)    Transfer Agent.    The Company shall engage and maintain, at its expense, a registrar and transfer agent for the shares of Common Stock.

        (h)    Earnings Statement.    As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the period of at least 12 months after the effective date of the Registration Statement and that satisfies the provisions of Section 11(a) of the Securities Act.

        (i)    Periodic Reporting Obligations.    During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act.

        (j)    Listing.    The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the American Stock Exchange and to maintain the listing of the Offered Shares on the American Stock Exchange for so long as other shares of Common Stock are listed on the American Stock Exchange.

        (k)    Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.    The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies and the other Underwriters to offerees and purchasers of the Offered Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have access to the Prospectus at a future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

        (l)    Agreement Not to Offer or Sell Additional Shares.    During the period commencing on the date hereof and ending on the 60th day following the date of the Prospectus (the "Lock-up Period"), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that the Company may (i) issue shares or options to purchase its shares of Common Stock, or shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described or referred to in the Prospectus, (ii) issue shares of Common Stock to acquire (in a business combination or otherwise) the capital stock or assets of any corporation, limited liability company, partnership or other entity or business unit, and (iii) issue an aggregate of 6,496,519 shares of Common Stock to WEDGE Energy Services, L.L.C. and Mr. William H. White upon conversion of the $28 million in aggregate principal amount of the Company's 6.75% convertible subordinated debentures due July 3, 2007 as contemplated by the Prospectus.

        (m)    Investment Limitation.    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

        (n)    No Stabilization or Manipulation; Compliance with Regulation    . The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and will use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the Offered Shares. If the limitations of Rule 102 of Regulation M ("Rule 102") do not apply with respect to the Offered Shares or any other reference security with respect to the Common Stock pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and will use reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

        (o)    Existing Lock-Up Agreement.    During the Lock-up Period, the Company will enforce all existing agreements, including those executed in connection with this Agreement, between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the public offering contemplated by this Agreement.

        B.    Covenants of the Selling Shareholders.    Each Selling Shareholder further covenants and agrees with each Underwriter:

        (a)    Agreement Not to Offer or Sell Additional Shares.    Such Selling Shareholder will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period. The foregoing sentence shall not apply to (i) the sale of Offered Shares to the Underwriters pursuant to this Agreement, (ii) the conversion of the Company's 6.75% convertible subordinated debentures due July 3, 2007 as contemplated by the Prospectus, (iii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the offering contemplated by this Agreement, (iv) the transfer of any or all of the shares of Common Stock owned by such Selling Shareholder as a bona fide gift or gifts; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Jefferies an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Section 3(B)(a), and there shall be no further transfer of such shares except in accordance with this Section 3(B)(a) and (v) the transfer of any or all of the shares of Common Stock owned by such Selling Shareholder as a distribution to its shareholders or members; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Jefferies an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Section 3(B)(a), and there shall be no further transfer of such shares except in accordance with this Section 3(B)(a).

        (b)    No Stabilization or Manipulation; Compliance with Regulation    . Such Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Shareholder will, and will use reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the offering of the Offered Shares. If the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), such Selling Shareholder will, and will use reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

        (c)    Delivery of Forms W-8 and W-9.    To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

        C.    Waiver of Performance.    Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants.

        Section 4.    Payment of Expenses.    The Company and the Selling Shareholders, jointly and severally, agree to pay in such proportions as they may agree upon among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the shares of Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors (excluding the Underwriters and their advisors), (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on the American Stock Exchange, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, and (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants, which consultants are engaged with the consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

        The Selling Shareholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Shareholders to the Underwriters hereunder.

        This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and any of the Selling Shareholders, on the other hand.

        Section 5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

        (a)    Accountants' Comfort Letter.    On the date hereof, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional seven conformed copies of such accountants' letter for the other Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

        (b)    Compliance with Registration Requirements; No Stop Order; No Objection from NASD.    For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

            (i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

           (ii)  no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iii)  the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

        (c)    No Material Adverse Change.    For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date there shall not have occurred any event, change or development which, singly or in the aggregate, would have a Material Adverse Effect.

        (d)    Opinion of Counsel for the Company.    On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Baker Botts L.L.P., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representative shall have received an additional seven conformed copies of such counsel's legal opinion for the other Underwriters). On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Matthews and Branscomb, a professional law corporation, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representative shall have received an additional seven conformed copies of such counsel's legal opinion for the other Underwriters).

        (e)    Opinion of Counsel for the Underwriters.    On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Fulbright & Jaworski L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

        (f)    Officers' Certificate.    On each of the First Closing Date and each Option Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting

Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c) of this Section 5, and further to the effect that:

            (i)  the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, which representation shall be true and correct) with the same force and effect as though expressly made on and as of such Closing Date; and

           (ii)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

        (g)    Bring-down Comfort Letter.    On each of the First Closing Date and each Option Closing Date, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional seven conformed copies of such accountants' letter for the other Underwriters).

        (h)    Opinion of Counsel for the Selling Shareholders.    On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Fant & Burman, L.L.P., counsel for WEDGE, dated as of such Closing Date, the form of which is attached as Exhibit C (and the Representative shall have received an additional seven conformed copies of such counsel's legal opinion for the other Underwriters).

        (i)    Selling Shareholders' Certificate.    On each of the First Closing Date and each Option Closing Date the Representative shall receive a written certificate executed by each Selling Shareholder, dated as of such Closing Date, to the effect that:

            (i)  the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, which representation or warranty shall be true and correct) with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

           (ii)  such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

        (j)    Selling Shareholders' Documents.    On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representative copies of the Powers of Attorney executed by each of William H. White and Michael E. Little and such further information, certificates and documents as the Representative may reasonably request.

        (k)    Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Shareholders.    On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit D hereto from (i) each officer and director of the Company, and (ii) Chesapeake, and such agreements shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

        (l)    Approval of Listing.    The Offered Shares shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

        (m)    Additional Documents.    On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties of the Company or the Selling Shareholders, or the satisfaction of any of the conditions or agreements of the Company or the Selling Shareholders, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 6.    Reimbursement of Underwriters' Expenses.    If this Agreement is terminated by the Representative pursuant to Section 5, Section 10, Section 11(iv), Section 11(v) or Section 17, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        Section 7.    Effectiveness of this Agreement.    This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

        Section 8.    Indemnification.

        (a)    Indemnification of the Underwriters.    Each of the Company and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation if such settlement is effected in accordance with Section 8(d) of this Agreement), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by Jefferies) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Shareholders may otherwise have.

        (b)    Indemnification of the Company, its Directors and Officers and the Selling Shareholders.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholders by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Shareholders, hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Shareholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the first paragraph under the caption "Underwriting—Commission and Expenses" in the Prospectus and (B) as the first paragraph under the caption "Underwriting—Stabilization, Short Positions and Penalty Bids" in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification, except to the extent that the indemnifying party shall have been prejudiced by such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d)    Settlements.    The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

        Section 9.    Contribution.    If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discount and commissions received by the Underwriters (less any repayment of commissions by the Underwriters to the Company pursuant to Section 2(h) of this Agreement), in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

        The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter (less any repayment of commissions by the Underwriters to the Company pursuant to Section 2(h) of this Agreement) in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        Section 10.    Default of One or More of the Several Underwriters.    If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Underwriter) to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        Section 11.    Termination of this Agreement.    Prior to the First Closing Date this Agreement may be terminated by the Representative by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the American Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Texas or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any event, change, development or set of circumstances that has resulted in a Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 12.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

        Section 13.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

  If to the Representative:

    Jefferies & Company, Inc.
    520 Madison Avenue, 12th Floor
    New York, New York 10022
    Facsimile: (212) 284-2280
    Attention: General Counsel

  with a copy to:

    Fulbright & Jaworski L.L.P.
    1301 McKinney, Suite 5100
    Houston, Texas 77010
    Facsimile: (713) 651-5246
    Attention: Charles L. Strauss

  If to the Company:

    Pioneer Drilling Company
    9310 Broadway, Building 1
    San Antonio, Texas 78217
    Facsimile: (210) 828-8228
    Attention: Wm. Stacy Locke

  with a copy to:

    Baker Botts L.L.P.
    One Shell Plaza
    910 Louisiana Street
    Houston, Texas 77002
    Facsimile: (713) 229-7738
    Attention: Ted W. Paris

  If to any of the Selling Shareholders:

    WEDGE Energy Services, L.L.C.
    1415 Louisiana, Suite 3000
    Houston, Texas 77002
    Facsimile: (713) 524-3586
    Attention: Richard E. Blohm, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

        Section 14.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

        Section 15.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Section 16.    Governing Law Provisions.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        Section 17.    Failure of One or More of the Selling Shareholders to Sell and Deliver Offered Shares.    If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        Section 18.    General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
PIONEER DRILLING COMPANY
By:	/s/ WM. STACY LOCKE
	Name:	Wm. Stacy Locke
	Title:	President and Chief Executive Officer
SELLING SHAREHOLDERS:
WEDGE ENERGY SERVICES, L.L.C.
By:	/s/ RICHARD E. BLOHM, JR.
	Name:	Richard E. Blohm, Jr.
	Title:	Vice President
By:	/s/ MICHAEL E. LITTLE Michael E. Little
By:	/s/ WILLIAM H. WHITE William H. White

        The foregoing Underwriting Agreement is hereby confirmed and accepted in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC. Acting as Representative of the several Underwriters named in the attached Schedule A
By:	/s/ JAY LEVY
	Name:	Jay Levy
	Title:	Sr. Vice President

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Jefferies & Company, Inc.	5,203,293
Raymond James & Associates	2,339,500
Johnson Rice & Company L.L.C.	935,875
Sterne, Agee & Leach, Inc.	935,875
Brean Murray & Co., Inc.	55,825
Pritchard Capital Partners, LLC	55,825
Stifel, Nicolaus & Company, Incorporated	55,825
Total	9,582,018

SCHEDULE B

Selling Shareholder	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
WEDGE Energy Services, L.L.C.	5,000,000	837,302
Michael E. Little	350,000	0
William H. White	232,018	0

Total:	5,582,018	837,302

EXHIBIT A

August    , 2004

JEFFERIES & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES
JOHNSON RICE & COMPANY L.L.C.
STERNE, AGEE & LEACH, INC.
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Pioneer Drilling Company
Common Stock

Ladies and Gentlemen:

        We are furnishing this opinion letter to you at the request of Pioneer Drilling Company, a Texas corporation (the "Company"), under Section 5(d) of the Underwriting Agreement dated August    , 2004 (the "Underwriting Agreement") by and among the Company, the several Underwriters named in Schedule A thereto (the "Underwriters") and the several shareholders of the Company named in Schedule B thereto (the "Selling Shareholders"), relating to (1) the sale by the Company to the Underwriters of                        shares of common stock, par value $0.10 per share, of the Company ("Common Stock") and (2) the sale by the Selling Shareholders to the Underwriters of                        shares of Common Stock (collectively, the "Offered Shares"). We refer to the                        Offered Shares being sold by the Company as the "Company Offered Shares."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No. 333-117279) relating to the registration of the offer and sale of the Offered Shares under the Securities Act of 1933 (the "Securities Act"). We refer to that registration statement, which the Company filed with the Commission on July 9, 2004, as amended through the time that it became effective, including all documents filed as part thereof, as the "Registration Statement." We refer to the Company's related prospectus dated August    , 2004, as filed with the Commission in accordance with Rule 424(b) under the Securities Act, as the "Prospectus."

        We have examined the originals, or copies certified or otherwise identified, of the restated articles of incorporation and bylaws, each as amended to date, of the Company (the "Charter Documents"), the certificate or articles of incorporation and bylaws, each as amended to date, of PDC Mgmt. Co., a Texas corporation ("PDC Mgmt."), and PDC Investment Corp., a Delaware corporation ("PDC Investment"), the certificate of limited partnership and the agreement of limited partnership, each as amended to date, of Pioneer Drilling Services, Ltd., a Texas limited partnership ("PDS"), the Registration Statement, the Prospectus, the Underwriting Agreement, corporate records of the Company, including minute books of the Company that the Company has furnished to us, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions we hereinafter express. In giving these opinions, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In giving the opinions set forth in the first sentence of paragraph 6 below, we have relied on oral advice of the staff of the Commission.

        On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

        1.     The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas, with corporate power and authority to own, lease and operate its properties and conduct its business as it is now being conducted, as described in the Prospectus, and to enter into and perform its obligations under the Underwriting Agreement.

        2.     Each of PDC Mgmt., PDC Investment and PDS is an organization duly incorporated (or, in the case of PDS, formed) and validly existing in good standing under the laws of the State of Texas, with corporate (or, in the case of PDS, limited partnership) power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, as described in the Prospectus.

        3.     The Company has duly authorized, executed and delivered the Underwriting Agreement.

        4.     The authorized capital stock of the Company is comprised of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share.

        5.     The Company Offered Shares have been duly authorized for issuance by the Company. When issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Company Offered Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of the preemptive or other similar rights of any holder of any securities of the Company existing under the Charter Documents, the Texas Business Corporation Act or, to our knowledge, otherwise. The form of certificate used to evidence the Offered Shares is in due and proper form and complies with all applicable requirements of the Charter Documents and the Texas Business Corporation Act.

        6.     The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any filing of the Prospectus Rule 424(b) under the Securities Act requires has been timely made in accordance with that rule.

        7.     The Registration Statement and the Prospectus and any amendments and supplements thereto made by the Company prior to the date hereof, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Securities Act.

        8.     The statements (i) in the Prospectus under the captions "Description of Capital Stock," "Certain Relationships and Related Transactions" and "Executive Compensation—Employment Agreement" and (ii) in the Registration Statement under Item 14, insofar as those statements purport to describe certain provisions of the Charter Documents or the agreements, instruments, statutes or regulations referred to in those statements, are accurate descriptions or summaries in all material respects.

        9.     We do not know of (a) any pending or threatened legal or governmental proceedings with respect to the Company that are required to be disclosed in the Prospectus (or any amendment or supplement thereto) which are not disclosed in the Prospectus or (b) any agreement, contract, indenture, lease or other instrument of a character required to be described or referred to in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement which has not been described or referred to or filed as required.

        10.   The issuance and sale of the Company Offered Shares, the consummation of any of the other transactions contemplated by the Underwriting Agreement and the compliance by the Company with the terms of the Underwriting Agreement will not (a) result in any violation of any of (i) the Charter

Documents, (ii) the certificate or articles of incorporation or bylaws, each as amended to date, of PDC Mgmt. or PDC Investment or (iii) the certificate of limited partnership or agreement of limited partnership, each as amended to date, of PDS, (b) conflict with, result in a breach of any of the terms of, constitute a default under, or result in the creation of any lien, charge or encumbrance on any property or assets of the Company under any agreement, indenture, lease or other instrument (i) to which the Company is a party or by which the Company or any of its properties is bound and (ii) which has been described in or filed as an exhibit to the Registration Statement, after giving effect to any waivers thereunder which the Company has obtained, (c) result in any violation of any existing applicable law, rule or regulation (other than securities or "blue sky" laws of the various states or other jurisdictions, as to which we have not been asked to comment) or (d) result in any violation of any judgment, injunction, order or decree known to us of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties, except, in each case referred to in clauses (b), (c) and (d) for such conflicts, breaches or defaults, liens, charges or encumbrances or violations that would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole.

        11.   No consent, approval, authorization or order of, or registration or qualification with, any governmental agency or body (other than any court) or, to our knowledge, any court having jurisdiction over the Company or any of its properties is required on the part of the Company under any applicable law for its issuance and sale of the Company Offered Shares or its consummation of the other transactions the Underwriting Agreement contemplates, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as state securities or "blue sky" laws may require in connection with the purchase and distribution of the Offered Shares by the Underwriters.

        12.   The Company is not and, after giving effect to the offering and sale of the Company Offered Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as the Investment Company Act of 1940 defines that term.

        We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements the Registration Statement or the Prospectus contains (except to the extent set forth in the third sentence of paragraph 5 and in paragraph 8 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In paragraph 7 above and in this paragraph, references to the Registration Statement or the Prospectus do not include references to any of the following, as to which we have not been asked to comment, which the Registration Statement or the Prospectus contains or omits: (a) the financial statements, including the notes and schedules, if any thereto, or the auditor's reports on the audited portions thereof; (b) the other accounting and financial information and the statistical information derived from any of that accounting and financial information or from the financial statements, including the notes and schedules, if any thereto; and (c) any statement or representation in any exhibit to the Registration Statement.

        In this letter, references to federal statutes include all amendments thereto and all rules and regulations of the Commission thereunder, in each case as in effect on the date hereof.

        In this letter, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared or signed this letter or been actively involved in assisting and advising the Company in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Underwriting Agreement, without any independent investigation by any lawyer of this Firm.

        Except as we otherwise expressly state, we limit our opinions in this letter in all respects to matters of the laws of the State of Texas, as currently in effect.

        We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Underwriting Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it.

                      Very truly yours,

EXHIBIT B

[Letterhead of Matthews & Branscomb, P.C.]

August    , 2004

JEFFERIES & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES
JOHNSON RICE & COMPANY L.L.C.
STERNE, AGEE & LEACH, INC.
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Pioneer Drilling Company
Common Stock

Ladies and Gentlemen:

        We are furnishing this opinion letter to you at the request of Pioneer Drilling Company, a Texas corporation (the "Company"), under Section 5(d) of the Underwriting Agreement dated August    , 2004 (the "Underwriting Agreement") by and among the Company, the several Underwriters named in Schedule A thereto (the "Underwriters") and the several shareholders of the Company named in Schedule B thereto (the "Selling Shareholders"), relating to (1) the sale by the Company to the Underwriters of                        shares of common stock, par value $0.10 per share, of the Company ("Common Stock"), and (2) the sale by the Selling Shareholders to the Underwriters of                        shares of Common Stock (collectively, the "Offered Shares").

        We have been informed that the Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (Registration No. 333-117279) relating to the registration of the offer and sale of the Offered Shares under the Securities Act of 1933 (the "Registration Statement"). We have not participated in any way in the preparation of the Registration Statement nor have we reviewed any part of the Registration Statement and we assume no responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement.

        We have examined the originals, or copies certified or otherwise identified, of the restated articles of incorporation, bylaws, agreement of limited partnership, certificate of limited partnership, as they may apply, as amended to date, of the Company, PDC Mgmt Co., a Texas corporation, PDC Investment Corp., a Delaware corporation, and Pioneer Drilling Services, Ltd., a Texas limited partnership (PDC Mgmt Co., PDC Investment Corp., and Pioneer Drilling Services, Ltd. are collectively referred to herein as the "Subsidiaries") and the corporate and partnership records of the Company and the Subsidiaries, including minute books of the Company and the Subsidiaries that the Company has furnished to us, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinion we hereinafter express. In giving this opinion, we have relied on certificates of officers of the Company and the Subsidiaries and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

        On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the opinion that all of the issued and outstanding capital stock or partnership interests of each Subsidiary have been duly authorized and validly issued, is fully paid and, except with respect to any general partner interest, non-assessable and, all of the outstanding shares of capital stock or other equity or ownership interests of such Subsidiaries are owned of record on this date by the Company, directly or through one or more of the Subsidiaries.

        We limit our opinions in this letter in all respects to matters of the laws of the State of Texas and the General Corporation law of the State of Delaware, in each case as currently in effect.

        We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Underwriting Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it.

                      Very truly yours,

B-1

EXHIBIT C

August    , 2004

JEFFERIES & COMPANY, INC.
RAYMOND JAMES & ASSOCIATES
JOHNSON RICE & COMPANY L.L.C.
STERNE, AGEE & LEACH, INC.
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Pioneer Drilling Company
Common Stock

Ladies and Gentlemen:

        We are furnishing this opinion letter to you at the request of WEDGE ENERGY SERVICES, L.L.C., a Delaware limited liability company (the "Selling Shareholder"), under Section 5(h) of the Underwriting Agreement dated August    , 2004 (the "Underwriting Agreement") by and among Pioneer Drilling Company, a Texas corporation, (the "Company"), the several Underwriters named in Schedule A thereto (the "Underwriters"), and the Selling Shareholder, and the other Selling Shareholders named therein relating to (1) the sale by the Company to the Underwriters of                        shares of common stock, par value $0.10 per share, of the Company ("Common Stock") and (2) the sale by the Selling Shareholders to the Underwriters of                         shares of Common Stock (collectively, the "Offered Shares"). We refer to the                        Offered Shares being sold by the Selling Shareholder as the "Selling Shareholder Offered Shares."

        We have examined the originals, or copies certified or otherwise identified, of the Certificate of Formation and Agreement of Limited Liability Company of the Selling Shareholder (collectively, the "Charter Documents"), the Underwriting Agreement, corporate records of the Selling Shareholder, including minutes of the Selling Shareholder that have been furnished to us, certificates of public officials and of representatives of the Selling Shareholder, statutes and other instruments and documents, as a basis for the opinions we hereinafter express. In giving these opinions, we have relied, to the extent we have deemed appropriate, on certificates of officers of the Selling Shareholder and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. No independent investigation has been made to verify the accuracy of any of the information provided in any of the certificates relied on by us in rendering these opinions.

        On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

        1.     The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

        2.     The execution and delivery by or on behalf of the Selling Shareholder, and the performance by the Selling Shareholder of its obligations under the Underwriting Agreement (other than performance by the Selling Shareholder of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Selling Shareholder; (ii) will not result in any violation of the provisions of the Charter Documents of the Selling Shareholder; (iii) to our knowledge, will not constitute a breach of, or default under, any other agreement or instrument to which the Selling Shareholder is a party or by which it is bound, (iv) will not result in any violation of any federal law, law of the State of Texas or law of the State of Delaware, or to our knowledge any administrative regulation or administrative or court decree, applicable to the Selling Shareholder or (v) will not require any consents, approvals or authorizations to be obtained by the Selling Shareholder, or any registrations, declarations or filings to be made by the Selling Shareholder, in each case, under any federal, Texas or Delaware statute, rule or regulation applicable to the Selling Shareholder that have not been obtained or made.

        3.     Based on a review on [date] of the stock transfer or other records of the Company and a review of the certificates representing the Selling Shareholder Offered Shares set forth on Schedule 1 hereto, the Selling Shareholder was the record owner on such date in the stock records of the Company of such Selling Shareholder Offered Shares.

        4.     The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.     Assuming that each of the Underwriters does not have "notice" of any "adverse claim (each within the meaning of Section 8-105 of the New York UCC) with respect to the Selling Shareholder Offered Shares to be purchased from the Selling Shareholder, upon indication by book entry that the Selling Shareholder Offered Shares to be sold by the Selling Shareholder have been credited to one or more securities accounts maintained by Jefferies & Company, Inc. ("Jefferies"), at the Depository Trust Company ("DTC") and payment therefore in accordance with the Underwriting Agreement, Jefferies will acquire a securities entitlement on behalf of the several Underwriters with respect to such Selling Shareholder Offered Shares and, under the New York Uniform Commercial Code, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be able to be asserted against Jefferies as Representative of the several Underwriters.

        6.     To our knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by the Selling Shareholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act of 1933, as amended, applicable state securities or blue sky laws, and from the National Association of Securities Dealers, Inc. ("NASD").

        In this letter, references to federal statutes include all amendments thereto and all rules and regulations of the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

        In this letter, phrases such as "to our knowledge," "known to us", "knowledge of such counsel", and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared or signed this letter or been actively involved in assisting and advising the Selling Shareholder in connection with the preparation, execution and delivery of the Underwriting Agreement, without any independent investigation by any lawyer of this Firm.

        Except as we otherwise expressly state, we limit our opinions in this letter in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware, the New York Uniform Commercial Code (solely to the extent it applies to Opinion No. 5) and all applicable federal law, each as currently in effect. We are licensed to practice law only in the State of Texas.

        The opinions expressed in this letter are given solely for the benefit of the Underwriters in connection with the transactions referred to in the Underwriting Agreement and may not be relied upon in any manner by any other party, person or entity or for any other purpose without our prior written consent. This opinion is submitted as a legal opinion only for the matters discussed herein and not as a guaranty or warranty of the matters discussed herein. The opinions expressed in this letter may not be quoted, distributed or used in whole or in any part, for any other purposes or delivered to any other person or entity, unless required by law or regulation to be delivered to governmental or regulatory agencies, except with the prior written consent of this Firm. Further, after the date of delivery, we assume no responsibility to amend this letter or advise you of our discovery of any facts which might adversely affect the opinions stated herein.

Respectfully submitted,
FANT & BURMAN, L.L.P.
By:	DARRYL M. BURMAN, P.C.
By:
DARRYL M. BURMAN, PRESIDENT

Schedule I

SHARES

EXHIBIT D

[Date]

Jefferies & Company, Inc.
Raymond James & Associates
Johnson Rice & Company L.L.C.
Sterne, Agee & Leach, Inc.
c/o Jefferies & Company, Inc.
520 Madison Avenue, 12th floor
New York, New York 10022

RE:    Pioneer Drilling Company (the "Company")

Ladies & Gentlemen:

        The undersigned is an owner of record or beneficially of certain shares of common stock, par value $0.10 per share, of the Company ("Shares") or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the "Offering") for which you will act as the representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

        In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will use reasonable efforts to cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 60 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party). The foregoing sentence shall not apply to (i) transactions relating to Shares or other securities acquired in open market transactions after completion of the Offering, (ii) the transfer of any or all of the Shares owned by the undersigned as a bona fide gift or gifts; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Jefferies an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares except in accordance with this letter agreement and (iii) the transfer of any or all of the Shares owned by the undersigned as a distribution to its shareholders or members; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Jefferies an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares except in accordance with this letter agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

D-1

        This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder
By:
Signature
Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

D-2

QuickLinks

  Exhibit 1.1
  EXHIBIT D